Exhibit 10.2
Guaranty
     This Guaranty (this “Guaranty”) dated as of August 18, 2010, by The Greenbrier Companies, Inc., an Oregon corporation (the “Guarantor”) is for the benefit of the Beneficiary (as defined below).
     Whereas, Guarantor’s wholly owned subsidiary, Greenbrier Leasing Company LLC (“GLC”) is party to a Syndication Agreement dated as of April 29, 2010 by and between GLC and WLR-Greenbrier Rail Inc. (the “Syndication Agreement”) whereby GLC is acting as an industry expert to WL Ross-Greenbrier Rail Holdings I LLC (“Holdings”) in connection with a sale of membership interests (the “Transaction”) in Holdings; and
     Whereas, in connection with the Transaction, Holdings is entering into an engagement letter dated August 18, 2010 (the “Engagement Letter”) with GSF Capital Markets, LLC (the “Beneficiary”), under which beneficiary will act as placement agent for Holdings, and the Beneficiary is simultaneously entering into a Registered Representative Agreement with Brian Conn in connection therewith (the “Registered Representative Agreement”);
     Whereas, the Guarantor indirectly benefits from Beneficiary’s entry into the Engagement Letter with Holdings and the Registered Representative Agreement (together the Engagement Letter and the Registered Representative Agreement are referred to herein as the “Agreements”); and
     Whereas, the Beneficiary has made it a condition to entering into the Agreements that the Guarantor provide this Guaranty.
     Now, Therefore, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees with the Beneficiary as follows:
Article I
Defined Terms
     Section 1.01. Definitions. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Agreements.
Article II
Representations of the Guarantor
     Section 2.01. Representations and Warranties. The Guarantor represents and warrants that the Guarantor is an Oregon corporation duly incorporated and validly existing in good standing under the laws of the State of Oregon. The execution, delivery and performance of this

Guaranty are within the Guarantor’s powers and, upon approval by Guarantor’s Board of Directors, will have been duly authorized by all requisite corporate action on Guarantor’s part and will be enforceable against the Guarantor in accordance with its terms. Guarantor covenants and agrees to use its best efforts to obtain approval and ratification of this Guaranty by its Board of Directors by November 15, 2010; provided, however, if such approval and ratification is not obtained by such time, Beneficiary may, as its sole and exclusive remedy under this Guaranty and all agreements related thereto, terminate, without further obligation or liability, the Engagement Letter and the Registered Representative Agreement and be entitled to its full fixed fee compensation under the Engagement Letter, other than the Success Fee (as defined therein) unless such Success Fee is otherwise payable prior to termination.
Article III
Guaranty
     Section 3.01. Guaranty of the Obligations. The Guarantor hereby unconditionally and irrevocably guarantees to the Beneficiary, as primary obligor and not merely as surety, the due and punctual performance of all of the indebtedness, liabilities and obligations of Holdings to Beneficiary, whether absolute or contingent, due or to become due, now existing or hereafter arising, under or pursuant to the Agreements and any other document, instrument or agreement now or hereafter entered into in connection therewith (the “Obligations”). Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to performance of all obligations which constitute part of the Obligations and would be owed by Holdings under the Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, insolvency, reorganization or similar proceeding involving Holdings.
     Section 3.02. Guaranty Absolute. The liability of Guarantor hereunder is direct, unconditional and continuing until terminated in accordance herewith. It is a guaranty of payment and performance and not of collection only, and may be enforced without requiring Beneficiary to resort to any other person or entity (including, without limitation, Holdings), right, remedy or collateral. If for any reason any Obligation shall not be paid promptly when due, Guarantor will forthwith pay such Obligation to Beneficiary, without regard to any counterclaim, set-off, deduction or defense of any kind which Holdings or Guarantor may have or assert, and without abatement, suspension, deferment or reduction on account of any occurrence whatsoever. The Guarantor guarantees that the Obligations will be performed in accordance with the terms of the Agreements, regardless of any law, regulation or order now or hereafter in effect affecting any of such terms or the rights of the Beneficiary, the Guarantor, or Holdings with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Holdings or whether Holdings is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:
     (i) any change in the time, manner or place of performance of all or any of the Obligations;

     (ii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;
     (iii) any change, restructuring or termination of the corporate structure or existence of Holdings or the Guarantor, or any bankruptcy, insolvency, reorganization or other similar proceedings affecting Holdings, or the assets of Holdings;
     (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Holdings or a guarantor thereof, including the Guarantor;
     (v) any extension, indulgence or renewal with respect to any obligation of Holdings under the Agreements;
     (vi) any modification of, or amendment or supplement to, any of the Agreements;
     (vii) any furnishing or acceptance of additional security or any release of any security; or
     (viii) any waiver, compromise, consent or other action or inaction, or any exercise or non-exercise of any right, remedy or power with respect to Holdings.
     Section 3.03. Indemnity. Guarantor agrees to indemnify and hold harmless Beneficiary against all obligations, demands and liabilities, by whomever asserted, and against all losses in any way suffered, incurred or paid by Beneficiary, as a result of or arising out of a default under any Obligation.

     Section 3.04. Waiver. To the fullest extent permitted by law, the Guarantor waives the following: notice of incurring of indebtedness and obligations by Holdings; acceptance of this Guaranty by Beneficiary; presentment and demand for payment; protest, notice of protest and notice of dishonor or non-payment of any instrument evidencing the Obligations and any other notice; any right to require suit against Holdings or any other party before enforcing this Guaranty; all defenses which might constitute a legal or equitable discharge of a surety or guarantor; and all other notices and demands otherwise required by law which the Guarantor may lawfully waive. The obligation of Guarantor hereunder shall be effective irrespective of the enforceability of the Obligations or any instrument or document relating thereto, and irrespective of any present or future law or order of any government or of any agency thereof purporting to reduce, amend or otherwise affect any Obligation or vary the terms of payment thereof, and irrespective of any other circumstance that might affect the liability or constitute a discharge or defense of a surety or guarantor, all of which are hereby waived to the fullest extent permitted by law.
The obligations of the Guarantor hereunder are absolute, present and continuing obligations which are not conditional upon the institution of suit against or the exercise of any remedies against Holdings, or any attempt to foreclose or realize upon any security for obligations of Holdings or the taking of any other action with respect to Holdings.
     Section 3.05. No Waiver; Remedies. No failure on the part of the Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Article IV
Jurisdiction
     Section 4.01. Consent to Jurisdiction. The Guarantor hereby irrevocably submits to the jurisdiction of and venue in, federal and/or state courts located in the State of New York for any action or proceeding arising out of or relating to this Guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court.
Article v
Amendments
     Section 5.01. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Beneficiary, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Article VI
Notices
     Section 6.01. Addresses for Notices. All notices required or permitted by the terms hereof shall be in writing. Any written notice shall become effective when actually received or, if earlier and regardless of whether actually received or not, three days after deposit in the United States mail, registered or certified mail, postage prepaid, return receipt requested, or by facsimile, addressed to the party to whom notice is sent. Any written notice to the Beneficiary shall be directed to the Beneficiary at the address set forth in the Agreements, or to such other address or facsimile number as the Beneficiary may designate by written notice given to the Guarantor. Any written notice to the Guarantor shall be directed to the Guarantor at its address at One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035, Attn: General Counsel, or to such other address or facsimile number as the Guarantor may designate by written notice given to the Beneficiary.
Article VII
Miscellaneous
          Section 7.01. Miscellaneous. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the earlier of (a) satisfaction in full of the Obligations and (b) the date upon which there are no longer in force any agreements between them which can give rise to an Obligation, and (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Beneficiary and its successors, assignees and assigns. Without limiting the generality of the foregoing clause (iii), upon the Beneficiary’s assignment or other transfer of all or any portion of its rights and obligations under the Agreement in accordance therewith to any other person or entity, such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Beneficiary herein or otherwise. The Guarantor agrees to pay all costs and expenses (including reasonable legal fees and expenses) incurred by or on behalf of the Beneficiary in connection with the enforcement of the Obligations and the Guarantor’s obligations under this Guaranty. To the fullest extent permitted by law, any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions and without affecting the validity or enforceability of such provision in any other jurisdiction. Guarantor hereby further agrees with Beneficiary, its successors and assigns, as follows: Guarantor will pay any Obligation owed hereunder without regard to any counterclaim, set-off or deduction of any kind which Guarantor may have against Beneficiary; and any and all present and future debts and obligations of Holdings to Guarantor are hereby subordinated to the full payment and performance of all Obligations to Beneficiary.

     This Guaranty shall be governed by, and construed in accordance with, the laws of the State of NEW YORK, without regard to conflict of law principles.
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     The undersigned has caused this Guaranty to be executed as of the date first set forth above.

The Greenbrier Companies, Inc.
By:	/s/ Mark Rittenbaum
	Name:	Mark Rittenbaum
	Title:	Executive Vice President

/s/ Martin R. Baker
Signature of Witness

Martin R. Baker
Printed name of Witness

One Centerpointe Dr., Ste 200 Lake Oswego, OR 97035
Address of Witness